SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

                        Date of Report: March 29, 2001

                          IOWA FIRST BANCSHARES CORP.
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             (Exact name of registrant as specified in its charter)

        IOWA                        2-89283                     42-1211285
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(State or other jurisdiction     (Commission                   (IRS Employer
 of incorporation)               File Number)               Identification No.)


300 East Second Street Muscatine, Iowa                            52761
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(Address of principal executive offices)                         Zip Code


                                 (319) 263-4221
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              (Registrant's telephone number, including area code)





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Item 5. Other Events.


On March 28, 2001 the Company issued 4,000 shares, of Company Obligated Mandatorily Redeemable (COMR) Preferred Securities of Iowa First Capital Trust
I. The par value of the offering was $4,000,000 with the Company receiving net proceeds of $3,831,500. The securities provide for cumulative cash distributions calculated at a 10.18% annual rate. The Company may, at one or more times, defer interest payments on the capital securities for up to 10 consecutive semi-annual periods, but not beyond June 8, 2036. At the end of the deferral period, all accumulated and unpaid distributions will be paid. The capital securities will be redeemed on June 8, 2031; however, the Company has the option to shorten the maturity date to a date not earlier than June 8, 2011. The redemption price begins at 105.09% to par and is reduced by 51 basis points each year until June 8, 2021 when the capital securities can be redeemed at par.

Holders of the capital securities have no voting rights, are unsecured and rank junior in priority of payment to all of the Company's indebtedness and senior to the Company's capital stock. For regulatory purposes, the entire amount of the capital securities is allowed in the calculation of Tier I capital. The capital securities will be included in the balance sheet as a liability with the cash distributions being included in interest expense.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    IOWA FIRST BANCSHARES CORP.


                                    By  /s/ Kim K. Bartling
                                        ----------------------------------------
                                        Kim K. Bartling
                                        Executive Vice President,
                                        Chief Operating Officer
                                        & Treasurer


                                    Dated:  March 29, 2001